UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):             December 8, 2015

IDI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On December 8, 2015, IDI, Inc. (the “Company”), Fluent Acquisition I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), Fluent Acquisition II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Co.”), Fluent, Inc., a Delaware corporation (“Fluent”), Fluent’s existing stockholders (“Sellers”) and Ryan Schulke, solely in his capacity as representative of Sellers, entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) to the Agreement and Plan of Merger by and among the Company, Merger Sub, Merger Co., Fluent, Sellers, and Ryan Schulke, solely in his capacity as representative of Sellers, dated November 16, 2015 (the “Merger Agreement”).

Pursuant to the Amendment, the Company will provide certain Fluent success fee recipients, all of whom are accredited investors, a combination of cash and shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), as part of the consideration to be provided by the Company under the Merger Agreement. Each share of Series B Preferred shall automatically convert into 50 shares of the Company’s common stock, par value $0.0005 (the “Common Stock,” and such shares of Common Stock, the “Conversion Shares”), on the date that is the twenty first (21st) day following the mailing of an information statement to the Company’s stockholders disclosing the Company’s stockholder approval of the issuance of the Conversion Shares.

The description of the Amendment in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.2 to this Form 8-K and is incorporated herein by reference.

Credit Agreement

Upon closing of the Merger (as defined below) (the “Effective Time”), Fluent, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Fluent LLC”), became the Borrower under a Credit Agreement, dated as of December 8, 2015 (“Credit Agreement”), among the Company, Fluent Acquisition I, Inc., Fluent, Inc., and Fluent Acquisition II, LLC (now known as Fluent, LLC), the persons party thereto from time to time as guarantors, the financial institutions party thereto from time to time as lenders, and Whitehorse Finance, Inc., as the administrative agent (the “Agent”), evidencing a term loan in the amount of $45.0 million (“Term Loan”). Fluent LLC’s obligations in respect of the Term Loan are guaranteed by the Company and substantially all of the other direct and indirect subsidiaries of the Company. The obligations of Fluent LLC and the obligations of the guarantors are secured by substantially all of such entities’ assets.

The Term Loan accrues interest at LIBOR (with a floor of 0.5%) plus 10.5% per annum, payable in cash, plus an additional 1.0% per annum payable, at Fluent LLC’s election, in-kind or in cash. Interest under the Term Loan is payable monthly, including monthly compounding of paid-in-kind interest.

Payments of principal in the amount of $562,500 each are due on the last day of each quarter during the term of the Credit Agreement, commencing March 31, 2016. Additionally, 50% of excess cash flow of Fluent LLC and its subsidiaries for the immediately preceding fiscal year is required to be paid towards the Term Loan obligations, commencing with the fiscal year ending December 31, 2016. The Credit Agreement provides for certain other customary mandatory prepayments upon certain events. The Credit Agreement provides for certain prepayment premiums during the first 4 years of the Term Loan, provided that the prepayment premiums are not applicable to scheduled payments of principal, the required excess cash flow payments and certain other required prepayments.

The Credit Agreement has a term of 5 years.

The proceeds of the Term Loan were used to fund a portion of the Merger consideration, to fund transaction costs associated with the Merger and the transactions contemplated by the Credit Agreement, and to provide for Fluent LLC’s general corporate purposes.

The Credit Agreement contains customary representations and warranties, covenants (including certain financial covenants), and events of default, upon the occurrence of which the Agent may accelerate the obligations under the Credit Agreement. The financial covenants include the requirement that the Company and its subsidiaries attain certain quarterly minimum EBITDA thresholds, Fluent LLC and its subsidiaries attain certain quarterly minimum EBITDA thresholds, Fluent LLC and its subsidiaries meet certain leverage ratios on a quarterly basis, Fluent LLC and its subsidiaries meet certain fixed charge coverage ratios on a quarterly basis, and Fluent LLC and its subsidiaries maintain at all times cash and cash equivalent balances of at least $2.0 million (or such lesser amount agreed to by Agent), in the aggregate.

The provisions of the Credit Agreement provide for, subject to certain conditions, additional incremental term loans of up to $25.0 million.

The description of the Credit Agreement and the Term Loan thereunder in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In connection with the Term Loan, on December 8, 2015, the Company issued to Agent and its affiliates warrants (collectively, the “Whitehorse Warrants”) to purchase, in aggregate, two hundred thousand (200,000) shares of Common Stock. The Whitehorse Warrants are exercisable at any time (i) following the date of approval for listing of the Common Stock issuable upon exercise of the Whitehorse Warrants on the NYSE MKT and (ii) prior to the ten (10) year anniversary of the date of issuance of the Whitehorse Warrants (the “Exercise Period”), at a price per share equal to the lower of (1) the per share price at which shares of Common Stock are sold in a public equity offering, provided such public equity offering occurs before the commencement of the Exercise Period, if any, and (2) $8.00. The Whitehorse Warrants are attached to this Form 8-K as Exhibits 4.1, 4.2, and Exhibit 4.3, and each is incorporated herein by reference.

Bridge Financing

On December 8, 2015, the Company entered into and consummated a bridge loan transaction with each of Frost Gamma Investments Trust, an affiliate of Phillip Frost, M.D., a greater than 10% owner of the Company (“Frost Gamma”), Michael Brauser, the Executive Chairman of the Board of Directors of the Company, and Barry Honig (the “Bridge Investors”), pursuant to which the Company received a $5.0 million bridge loan from Frost Gamma, a $4.0 million bridge loan from Mr. M. Brauser, and a $1.0 million bridge loan from Mr. Honig, for aggregate bridge financing in the amount of $10.0 million. The Bridge Investors received (i) a promissory note in the principal amount equal to the amount of the their respective bridge loan, with a rate of interest of ten percent (10%) per annum, which interest shall be capitalized by adding to the outstanding principal amount of such note (each, a “Bridge Note,” and collectively, the “Bridge Notes”), and (ii) a grant of one hundred (100) shares of Series B Preferred for each $1.0 million increment of their respective bridge loan, pursuant to a fee letter agreement (each, a “Fee Letter,” and collectively, the “Fee Letters”). Under the terms of the Bridge Notes, the Company is required to repay the principal amounts thereof, with all accrued interest thereon, on the date that is six (6) months after the repayment of all amounts due under the Credit Agreement. The Bridge Notes (with corresponding Fee Letter attached), are attached to this Form 8-K as Exhibits 4.4, 4.5, and Exhibit 4.6, respectively, and each is incorporated herein by reference.

In connection with the Bridge Notes, at the Effective Time, the Company, Fluent LLC, substantially all of the direct and indirect subsidiaries of the Company, each lender under the Bridge Notes, and Agent, entered into a Subordination Agreement (the “Subordination Agreement”), pursuant to which the debt under the Bridge Notes was made expressly subordinate to the debt under the Credit Agreement. In addition, the Subordination Agreement restricts the terms of the Bridge Notes, including certain modifications of such terms, and the ability of any lender under the Bridge Notes to take certain actions with respect to the obligations arising under the Bridge Notes. The terms of the Subordination Agreement shall remain in effect until such time that all obligations under the Credit Agreement are paid in full.

The description of the Subordination Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Subordination Agreement, which is filed as Exhibit 4.7 to this Form 8-K and is incorporated herein by reference.

Stockholders Agreement

At the Effective Time, in connection with the Merger, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), with Sellers and Frost Gamma, James Reilly, Derek Dubner, Marlin Capital Investments, LLC, and Michael Brauser, solely in their respective capacities as principal stockholders of the Company, pursuant to which the parties thereto agree to vote in a certain manner on specified matters, including the agreement to vote in favor of each party’s duly approved nominees for the Company’s board of directors. In addition, the Company must obtain the consent of the Sellers holding a majority of the Series B Preferred held by all Sellers before effecting certain capital transactions of the Company or taking certain compensation action with respect to certain employees of Fluent until such time that the Conversion Shares are issued. The description of the Stockholders’ Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement, which is filed as Exhibit 4.8 to this Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

At the Effective Time, in connection with the Merger, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with certain of the Sellers, as Company stockholders, pursuant to which the Company agrees to register the Conversion Shares for resale and, subject to the terms of such Registration Rights Agreement, effect, if requested, an underwritten offering on behalf of Sellers with respect to their shares of Common Stock. Under the terms of the Registration Rights Agreement, the Company has the right, in certain circumstances, to delay or suspend an underwritten offering undertaken on behalf of Sellers and suspend the use of any prospectus applicable thereto. The description of the Registration Rights Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.9 to this Form 8-K and is incorporated herein by reference.

Stock Purchase Agreement

On December 8, 2015, the Company consummated the previously disclosed transaction contemplated by that certain Stock Purchase Agreement dated as of November 16, 2015, by and between the Company and Frost Gamma, pursuant to which the Company sold 119,940 shares of Series B Preferred to Frost Gamma in exchange for $40.0 million (the “FGIT Stock Purchase Agreement”). The FGIT Stock Purchase Agreement was filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 19, 2015, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 8, 2015, at the Effective Time, the Company, Merger Sub., and Merger Co. completed its previously announced merger with Fluent, pursuant to the terms and conditions of the Merger Agreement, by and among the Company, Merger Sub, Merger Co., Fluent, Sellers and Ryan Schulke, solely in his capacity as representative of Sellers. Pursuant to the Merger Agreement, Merger Sub merged with and into Fluent, with Fluent continuing as the surviving company and then, immediately following the consummation of the Initial Merger, (ii) the Company caused Fluent to merge with and into Merger Co., with Merger Co. continuing as the surviving company under the name “Fluent, LLC” (the “Merger”).

In the transaction, the Company paid to Fluent a non-refundable deposit in the amount of $10.0 million cash (the “Deposit”). At the Effective Time, Sellers received (i) 300,017 shares of Series B Preferred, convertible into 15,000,850 shares of Common Stock and (ii) $100.0 million in cash, less the Deposit. The cash payable to Sellers at the Effective Time is subject to adjustment for working capital and reduction for indemnification obligations (capped at $2.0 million). In addition, at the Effective Time, the Company paid, from the cash portion of the purchase price otherwise payable to Sellers, any outstanding Fluent indebtedness, the expenses of Sellers’ representative, certain amounts to holders of vested and unvested stock appreciation rights and any change of control payments due to certain Fluent employees and consultants.

The Merger Agreement contains customary representations and warranties about the condition of the Company and Fluent, respectively, and their respective subsidiaries. The Company purchased insurance with respect to the representations and warranties of Sellers up to a policy limit of $20.0 million, subject to the terms of the policy, which provides the Company with additional coverage in the event of a breach of Sellers’ representations and warranties. The parties agreed to escrow $1.0 million of the purchase price in connection with the working capital adjustment and $2.0 million in connection with Sellers’ indemnification obligations.

At the Effective Time, the Company delivered written consents of Company stockholders representing a majority in voting interest of Common Stock, in accordance with the Company’s governing documents and the General Corporation Law of the State of Delaware approving the issuance of the Conversion Shares.

At the Effective Time, the Company increased the board of directors to nine members, and Sellers, by majority vote, designated two directors to the Company’s board of directors.

The description of the Merger in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 19, 2015, and is incorporated herein by reference.

On December 9, 2015, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Series B Preferred issued in connection with the Merger, the Bridge Notes and the FGIT Stock Purchase Agreement, the Whitehorse Warrants issued in connection with the Term Loan, and restricted stock units issued to Frost Gamma, as provided in Item 5.02 of this Current Report on Form 8-K, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(2) of the Act and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The information set forth in Item 1.01 and Item 2.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Securities Holders.

The information set forth in Item 1.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

At the Effective Time, Daniel Brauser resigned from the Company’s board of directors (the “Board”).

Appointment of Directors

Phillip Frost, M.D.

At the Effective Time, Phillip Frost, M.D., was appointed as a director of the Company to fill the Board seat vacated by Daniel Brauser, and was named Executive Vice Chairman of the Board. At the time of his joining the Board as Executive Vice Chairman, Frost Gamma, an affiliate of Dr. Frost, received a grant of 3,000,000 restricted stock units, provided that the issuance of shares of Common Stock underlying such restricted stock units is subject to stockholder approval of such issuance at the Company’s next Annual Meeting of Stockholders and to a restricted stock unit agreement.

In connection with the merger involving the Company and The Best One, Inc. (the “TBO Merger”), the Company issued 2,660,309 shares of Common Stock to Frost Gamma at closing of the TBO Merger, and an additional 900,108 shares of Common Stock subject to an earn out. As a result, following the TBO Merger, Frost Gamma owned 34.6% of all Common Stock at closing and 38.6% of all Common Stock assuming the earn out shares are earned. In connection with approving the TBO Merger and the related transactions, the Board and the Audit Committee of the Board (the “Audit Committee”), reviewed and considered Frost Gamma’s interest in such transactions.

In November 2013, the Company reduced the exercise price of its then outstanding warrants from $2.50 per share to $1.25 per share (the “Warrant Price Reduction”). The Warrant Price Reduction was applicable to all outstanding warrants of Tiger Media effective from December 1, 2013 until December 26, 2013, the expiration date of the Warrants. All unexercised Warrants expired in accordance with their terms on December 26, 2013 at 5:00 p.m., New York City time.

In December 2013, Frost Gamma exercised 1,647,467 warrants it held and acquired 1,647,467 shares of Common Stock at an exercise price of $1.25 per share for an aggregate purchase price of $2,059,334. This share numbers contained in the preceding sentence relate to shares of the Company prior to the Company’s one-for-five reverse stock split on March 19, 2015.

Beginning in June 2015, the Company began paying monthly rental payments of $5,000 on behalf of Grander Holdings, Inc., an entity owned by the Company’s Executive Chairman, Michael Brauser, for a portion of its office lease at 4400 Biscayne Blvd, Miami, Florida 33137, to Frost Real Estate Holdings, LLC, an entity controlled by Dr. Frost. The office is occupied by Mr. M. Brauser, as well as corporate and administrative personnel to conduct Company-related business.

On November 16, 2015, the Company sold 20,990 shares Series B Preferred and warrant for 524,750 shares of Common Stock at an exercise price of $6.67 per share to Frost Gamma in exchange for $7,000,000 pursuant to a Securities Purchase Agreement. Such Securities Purchase Agreement and warrant were filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed November 19, 2015, and are incorporated herein by reference.

Pursuant to the FGIT Stock Purchase Agreement, the Company sold 119,940 shares of Series B Preferred to Frost Gamma in exchange for $40.0 million. The information set forth in Item 1.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On December 8, 2015, Company entered into and consummated a bridge loan transaction with Frost Gamma, pursuant to which the Company received $5.0 million in bridge financing, and Frost Gamma received a Bridge Note and a grant of five hundred (500) shares of Series B Preferred pursuant to a Fee Letter. The information set forth in Item 1.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Dr. Phillip Frost, 78, has served as chairman of the board and chief executive officer of OPKO Health, Inc., a multi-national biopharmaceutical and diagnostics company since March 2007. Dr. Frost has served as chairman of the board of directors of Ladenburg Thalmann Financial Services Inc. (“Ladenburg”), an investment banking, asset management, and securities brokerage firm, in July 2006 and served as a director of Ladenburg from 2001 through 2002 and beginning again in 2004. Since October 2008, Dr. Frost has served as a director of Castle Brands Inc. and previously served as a director of Castle Brands from September 2005 to August 2007. Dr. Frost also serves as director for CoCrystal Pharma, Inc., a biotechnology company, and Sevion Therapeutics, Inc. (formerly Senesco Technologies, Inc.), a clinical-stage biotech company specializing in cancer therapeutics. He also serves as chairman of Temple Emanu-El, as a member of the Florida Council of 100 and as a trustee for each of the University of Miami, the Miami Jewish Home for the Aged and the Mount Sinai Medical Center. From 1972 to 1990, Dr. Frost was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida. Dr. Frost served as a director of Teva Pharmaceutical Industries Ltd. from January 2006, when Teva acquired IVAX Corporation, until February 2015 and served as chairman of the board of directors of Teva from March 2010 until December 2014 and as vice chairman from January 2006 until March 2010. Dr. Frost was chairman of the board of directors of Key Pharmaceuticals, Inc. from 1972 until its acquisition by Schering Plough Corporation in 1986 and served as chairman of the board of directors and chief executive officer of IVAX from 1987 to January 2006. Dr. Frost previously served as a director of Northrop Grumman Corp., Continucare Corp. (until its merger with Metropolitan Health Networks, Inc.), PROLOR Biotech, Inc. (until it was acquired by OPKO Health, Inc.), Ideation Acquisition Corp. (now IDI, Inc.) and TransEnterix, Inc., and as governor and co-vice-chairman of the American Stock Exchange (now NYSE MKT).

Ryan Schulke and Donald Mathis

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, the Company increased its Board from seven (7) to nine (9) members. Ryan Schulke and Donald Mathis were appointed as directors of the Company to fill the two additional Board seats.

The Board affirmatively determined that Mr. Mathis (i) meets the Independent Standards specified in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) the NYSE MKT Independence Requirements for Audit Committees and Section 803(B)(2)(a)(iii) of the NYSE MKT Rules for financial sophistication. Mr. Mathis was appointed by the Board to serve on the Compensation Committee of the Board and the Audit Committee. At the Effective Time, Mr. Mathis received a grant of 25,000 restricted stock units upon his appointment to the Board and an additional grant of 5,000 restricted stock units upon his appointment to the Audit Committee, provided that the issuance of shares of Common Stock underlying such restricted stock units is subject to stockholder approval of such issuance at the Company’s next Annual Meeting of Stockholders.

Mr. Ryan Schulke, 32, was a co-founder of Fluent, in 2010 and has served as Chairman and CEO of Fluent since its inception. Before merging with IDI, Fluent was privately held and is a leader in people-based digital marketing and customer acquisition. Prior to founding Fluent, Mr. Schulke served as Media Director of Clash Media, a global digital advertising network.

Mr. Donald H. Mathis, 46, co-founded and has served as CEO of Kinetic Social since 2011. Kinetic Social, a privately held company, is a social data and technology SaaS and managed services company. Since 2013, Mr. Mathis has served on the Board of Advisors of Omniangle Technologies, a privately held company involved in business intelligence and information security. From 2007 to 2011, Mr. Mathis served as Chairman and Director on Online Intelligence, a privately held security firm specializing in brand protection and traffic integrity services to brand advertisers and owners of premium content. Mr. Mathis was on the Audit and Compensation committees of Online Intelligence until its acquisition by FAS Labs, Inc. Mr. Mathis has an MBA from the Harvard Business School and served as a Commander in the U.S. Navy (currently inactive reserve).

Other

Dr. Frost, Mr. Schulke and Mr. Mathis were each provided the Company’s form of Indemnification Agreement upon their appointment to the Board. The Company’s Form of Indemnification Agreement was filed as Exhibit 10.4 to the Company’s quarterly report on Form 10-Q filed August 14, 2015, and is incorporated herein by reference.

Also at the Effective Time, Peter Benz was appointed to serve on the Corporate Governance and Nominating Committee of the Board.

Michael Brauser remains Executive Chairman of the Board and Robert Fried, Derek Dubner, Peter Benz, Robert Swayman, and Steven D. Rubin continue to serve as directors.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

The required financial statements were filed as Exhibits 99.2, 99.3 and 99.4 to the Company’s Current Report on Form 8-K filed December 2, 2015, and are incorporated herein by reference.

(b)	Pro Forma Financial Information:

IDI, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of November 16, 2015, by and among IDI, Inc., Fluent, Inc., the existing stockholders of Fluent, Inc., Fluent Acquisition I, Inc., Fluent Acquisition II, LLC and Ryan Schulke, solely in his capacity as representative of Sellers (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 19, 2015).*
2.2	Amendment No. 1 to Agreement and Plan of Merger dated December 8, 2015, by and among IDI, Inc., Fluent, Inc., the existing stockholders of Fluent, Inc., Fluent Acquisition I, Inc., Fluent Acquisition II, LLC and Ryan Schulke, solely in his capacity as representative of Sellers.*
4.1	Whitehorse Warrant issued to Whitehorse Finance, Inc.
4.2	Whitehorse Warrant issued to H.I.G. Whitehorse SMA ABF, Inc., dated as of December 8, 2015.
4.3	Whitehorse Warrant issued to Whitehorse Holdings II, LLC, dated as of December 8, 2015.
4.4	Bridge Note with Frost Gamma Investments Trust, dated as of December 8, 2015 and accompanying Fee Letter.
4.5	Bridge Note with Michael Brauser, dated as of December 8, 2015 and accompanying Fee Letter.
4.6	Bridge Note with Barry Honig, dated as of December 8, 2015 and accompanying Fee Letter.
4.7	Subordination Agreement, dated December 8, 2015, by and among IDI, Inc., Fluent, LLC, substantially all of the direct and indirect subsidiaries of IDI, Inc., Frost Gamma Investments Trust, Michael Brauser, Barry Honig, and Whitehorse Finance, Inc.
4.8	Stockholders’ Agreement, dated as of December 8, 2015, by and among IDI, Inc., the selling stockholders of Fluent, Inc., Frost Gamma Investments Trust, James Reilly, Derek Dubner, Marlin Capital Investments, LLC, and Michael Brauser.
4.9	Registration Rights Agreement, dated as of December 8, 2015, by and among IDI, Inc. and the selling stockholders of Fluent, Inc.
4.10	FGIT Stock Purchase Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 19, 2015).
4.11	Frost Gamma Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 19, 2015).
4.12	Frost Gamma Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 19, 2015).
10.1	Credit Agreement.
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s quarterly report on Form 10-Q filed August 14, 2015).
99.1	Press Release of IDI, Inc., dated December 9, 2015.
99.2	Fluent, Inc. audited consolidated financial statements for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed December 2, 2015).

Exhibit No.	Exhibit Description

99.3	Fluent Inc. audited consolidated financial statements for the years ended December 31, 2013 and December 31, 2012 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed December 2, 2015).
99.4	Fluent, Inc. unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2015 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed December 2, 2015).
99.5	IDI, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015.

*	Schedules and similar attachments to the Agreement and Plan of Merger, dated November 16, 2015, by and among IDI, Inc., Fluent, Inc., the existing stockholders of Fluent, Inc., Fluent Acquisition I, Inc., Fluent Acquisition II, LLC and Ryan Schulke, solely in his capacity as representative of Sellers, and Amendment No. 1 to Agreement and Plan of Merger dated December 8, 2015, by and among IDI, Inc., Fluent, Inc., the existing stockholders of Fluent, Inc., Fluent Acquisition I, Inc., Fluent Acquisition II, LLC and Ryan Schulke, solely in his capacity as representative of Sellers, have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

December 10, 2015	By:	/s/ Derek Dubner
	Name:	Derek Dubner
	Title:	Co-CEO

Exhibit Index

Exhibit No.	Exhibit Description

2.2	Amendment No. 1 to Agreement and Plan of Merger dated December 8, 2015, by and among IDI, Inc., Fluent, Inc., the existing stockholders of Fluent, Inc., Fluent Acquisition I, Inc., Fluent Acquisition II, LLC and Ryan Schulke, solely in his capacity as representative of Sellers.
4.1	Whitehorse Warrant issued to Whitehorse Finance, Inc., dated as of December 8, 2015.
4.2	Whitehorse Warrant issued to H.I.G. Whitehorse SMA ABF, Inc., dated as of December 8, 2015.
4.3	Whitehorse Warrant issued to Whitehorse Holdings II, LLC, dated as of December 8, 2015.
4.4	Bridge Note with Frost Gamma Investments Trust, dated as of December 8, 2015 and accompanying Fee Letter.
4.5	Bridge Note with Michael Brauser, dated as of December 8, 2015 and accompanying Fee Letter.
4.6	Bridge Note with Barry Honig, dated as of December 8, 2015 and accompanying Fee Letter.
4.7	Subordination Agreement, dated December 8, 2015, by and among IDI, Inc., Fluent, LLC, substantially all of the direct and indirect subsidiaries of IDI, Inc., Frost Gamma Investments Trust, Michael Brauser, Barry Honig, and Whitehorse Finance, Inc.
4.8	Stockholders’ Agreement, dated as of December 8, 2015, by and among IDI, Inc., the former stockholders of Fluent, Inc., Frost Gamma Investments Trust, James Reilly, Derek Dubner, Marlin Capital Investments, LLC, and Michael Brauser.
4.9	Registration Rights Agreement, dated as of December 8, 2015, by and among IDI, Inc. and the former stockholders of Fluent, Inc.
10.1	Credit Agreement.
99.1	Press Release of IDI, Inc., dated December 9, 2015.
99.5	IDI, Inc. unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015.